EXHIBIT 99

NEWS RELEASE

For Immediate Release

For Additional Information Contact:
David A. Zuege (414) 327-1700

OILGEAR REPORTS FOURTH QUARTER AND YEAR-END RESULTS

Milwaukee, Wis., March 30, 2004....The Oilgear Company (Nasdaq:OLGR) today reported results for the fourth quarter and year ended December 31, 2003.

Net sales for the fourth quarter of 2003 increased 19.6% to $21,377,000, from net sales of $17,875,000 for the fourth quarter of 2002.  The company reported a net loss of $65,000 or $0.03 per diluted share for the fourth quarter of 2003, compared to a net loss of $3,038,000 or $1.55 per diluted share for the same period in 2002.

Net sales for 2003 were $80,986,000, a 7.6% increase from sales of $75,300,000 in the prior year.  The net loss was $1,793,000 or $0.92 per diluted share for 2003, compared to a net loss of $5,478,000 or $2.81 per diluted share in 2002.

“2003 was a challenging year for Oilgear as the fluid power industry lagged the recovery in the overall domestic economy for most of the year.  This improved, however, with the anticipated rebound in sales in the fourth quarter.  The net loss for 2003 included approximately $1.8 million of expenses and charges related to a production problem at one of our plants that has since been corrected, write-offs related to inventory, receivables and fixed assets in our international segment, and charges related to the downsizing of our labor force,” said David A. Zuege, president and chief executive officer of Oilgear.  “We believe our continued investment in new products and product enhancements and our ongoing emphasis on reducing operating costs position Oilgear for improvement during a sustained recovery in our industry.”

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Orders for 2003 totaled $80,336,000, compared to $84,417,000 in 2002.  The backlog decreased to $28,912,000 at December 31, 2003, from the backlog of $29,562,000 at the end of 2002.  Orders for the fourth quarter were $17,624,000, compared to orders of $16,577,000 in the fourth quarter of 2002.

Zuege said the comparison of sales from 2003 to 2002 is distorted by the effect of the weakened dollar versus the Euro and British pound.  Oilgear’s domestic sales for the year increased 2.0% over 2002.  This increase in domestic sales outperformed the industry, which reported a 1.2% decrease in sales of hydraulics in the United States in 2003 compared to 2002, according to data provided by the National Fluid Power Association.

The comparability of orders and backlog numbers for the two years is also distorted by the currency effect and by an approximately $11 million order received in mid-2002.

“We are encouraged by the recovery in the fluid power industry as reflected in our solid increase in first quarter orders,” said Zuege.  “We believe that Oilgear’s orders for the first quarter of 2004 will exceed $25 million, an increase of about 9% over the first quarter of 2003.  All of our plants are currently working overtime to keep up with increased demand.  Our optimism is tempered, however, by the fact that costs for health insurance, retiree benefits, liability insurance, legal and audit and Sarbanes-Oxley compliance continue to rise at a rates far exceeding our ability to raise prices,” said Zuege.

A leader in the fluid power industry, The Oilgear Company provides advanced technology in the design and production of unique fluid power components, systems and electronic controls.  The company serves customers in the primary metals, machine tool, automobile, petroleum, construction equipment, chemical, plastic, glass, lumber, rubber and food industries.  Its products are sold as individual components or integrated into high performance systems.

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Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company “believes,” “anticipates,” “expects” or words of similar import.  Similarly, statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated.  In addition to the assumptions and other factors referenced specifically in connection with such statements, the following could impact the business and financial prospects of the Company: factors affecting the economy generally, including the financial and business conditions of the Company’s customers, the demand for customers’ products and services that utilize the Company’s products, and national and international events; factors affecting the Company’s financial performance or condition, including restrictions or conditions imposed by current or prospective lenders, tax legislation, and changes in accounting principles; factors affecting percentage of completion contracts, including the accuracy of estimates and assumptions regarding the timing and levels of costs to complete those contracts; factors affecting the Company’s international operations, including fluctuations in currencies, changes in laws and political or financial insecurity of foreign governments; factors affecting the Company’s ability to hire and retain competent employees, including unionization of non-union employees and strikes or work stoppages; any further decrease in stock price as a result of market conditions; changes in the law or standards applicable to the Company, including environmental laws and accounting pronouncements; availability of raw materials; unanticipated technological developments that result in competitive disadvantages and may impair existing assets; and factors set forth in the Company’s periodic reports filed with the SEC in accordance with the Securities Exchange Act.  Shareholders, potential investors and other readers are urged to consider these factors and those set forth in the company's filings with the SEC carefully in evaluating the forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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The Oilgear Company
Consolidated Condensed Operating Statement
(Unaudited)

	Three Months Ended December 31,

	2003	2002

Net sales	$21,377,000	$17,875,000
Cost of sales	16,503,000	15,266,000

Gross profit	$4,874,000	$2,609,000
Selling, general and administrative expenses	5,429,000	5,155,000

Operating loss	$(555,000)	$(2,546,000)
Interest expense	343,000	269,000
Other non-operating income, net	(116,000)	(72,000)

Loss before income taxes	(1,014,000)	(2,887,000)
Income tax expense (recovery)	(1,000,000)	45,000

Net loss before minority interest	(14,000)	(2,932,000)
Minority Interest	51,000	106,000

Net loss	$(65,000)	$(3,038,000)

Basic loss per share of common stock	$(0.03)	$(1.55)

Diluted loss per share of common stock	$(0.03)	$(1.55)

Basic weighted average outstanding shares	1,955,000	1,943,000
Diluted weighted average outstanding shares	1,955,000	1,943,000

	Year Ended December 31,

	2003	2002

Net sales	$80,986,000	$75,300,000
Cost of sales	62,299,000	60,911,000

Gross profit	18,687,000	14,389,000
Selling, general and administrative expenses	19,780,000	18,478,000

Operating loss	$(1,093,000)	$(4,089,000)
Interest expense	1,329,000	1,255,000
Other non-operating income, net	97,000	179,000

Loss before income taxes	$(2,325,000)	$(5,165,000)
Income tax expense (recovery)	(611,000)	253,000

Net loss before minority interest	(1,714,000)	(5,418,000)
Minority interest	79,000	60,000

Net loss	$(1,793,000)	$(5,478,000)

Basic loss per share of common stock	$(0.92)	$(2.81)

Diluted loss per share of common stock	$(0.92)	$(2.81)

Basic weighted average outstanding shares	1,956,000	1,951,000
Diluted weighted average outstanding shares	1,956,000	1,951,000

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The Oilgear Company
Consolidated Condensed Balance Sheet
(Unaudited)

	December 31, 2003	December 31, 2002

ASSETS

Current Assets
Cash and cash equivalents	$6,236,000	$4,126,000
Accounts receivable	15,476,000	14,948,000
Inventories	23,647,000	21,556,000
Other current assets	2,988,000	3,487,000

Total current assets	$48,347,000	$44,117,000

Net property plant and equipment	19,896,000	21,149,000
Other assets	2,196,000	1,761,000

	$70,439,000	$67,027,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current debt	$4,250,000	$2,209,000
Accounts payable	8,249,000	5,910,000
Other current liabilities	8,430,000	9,309,000

Total current liabilities	$20,929,000	$17,428,000

Long-term debt	19,586,000	20,986,000
Unfunded employee benefit costs	24,045,000	22,868,000
Other non-current liabilities	916,000	1,027,000

Total liabilities	$65,476,000	$62,309,000

Minority interest in consolidated subsidiary	938,000	859,000
Shareholders’ equity	4,025,000	3,859,000

	$70,439,000	$67,027,000

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